UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2004

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.

Results of Operations and Financial Condition.

On August 12, 2004, the Registrant announced financial results for the quarter ended June 30, 2004.  A copy of the press release is attached hereto as an exhibit.

Item 7.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  August 12, 2004

EXHIBIT 99.1

ABLEAUCTIONS REPORTS 2nd QUARTER 2004 RESULTS – 83% INCREASE IN REVENUE, 98% INCREASE IN NET PROFITS

FIFE, WASHINGTON – August 12, 2004 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) today announced the results of operations for the quarter ended June 30, 2004, reflecting growth for the sixth consecutive quarter.

FINANCIAL HIGHLIGHTS

The Company reported revenue of $1,765,242 for the quarter ended June 30, 2004, compared to revenue of $163,645 during the same period in 2003, an increase of 979% (and $966,141 in the previous quarter, an increase of 83%).

The Company posted a better picture for income from operations for the quarter ended June 30, 2004, reporting income from operations of $127,999 before depreciation and amortization, compared to $78,463 during the same period in 2003, an increase of 63% (and $69,957 in the previous quarter, an increase of  83%).   After depreciation and amortization, the Company reported net income of $102,592 for the quarter ended June 30, 2004, compared to $32,531 during the same period in 2003, an increase of 215% (and $51,923 in the previous quarter, an increase of 98%).

Shareholders’ equity, defined as the value of the Company’s assets minus its liabilities, also increased for the sixth consecutive quarter to $9,081,677 from $8,623,084 as of March 31, 2004.

The Company, in anticipation of significantly increasing the number of live auction sessions it expects to manage in 2004, added nine new employees to its live auction services division.   The Company increased its outlook on the number of eBay auction sessions it expects to manage 2004 from 113 sessions reported in the last quarter to 240 sessions.  The Company also increased its outlook on the number of  auction sessions it expects to manage using its own technology through NAALive.com in 2004 from 60 sessions reported in the last quarter to 120 sessions.

Gross profits were $412,857 or approximately 23% of revenues for the three-month period ended June 30, 2004, compared to $123,902 or approximately 76% of revenues for the period ended June 30, 2003 (and $340,204 or 35% of revenues for the previous quarter).  The decrease in gross profit as a percentage of revenue reflects the performance of the liquidation services group, Unlimited Closeouts, Inc. and iTrustee.com, which operate on lower gross profit margins than our auction broadcasting services.

OUTLOOK

The Company’s mission is to be a world leader in providing auction houses with Internet auction technology, services related to broadcasting auctions on the Internet, and inventory for liquidation.  The Company earns revenues from providing the following products and services:

1.

Auction Broadcast Services – The Company broadcasts industrial auctions over the Internet using its own technology (www.ableauctions.com/technology) through www.NAALive.com.   The Company broadcasts antique and collectible auctions over the Internet using eBay’s Live Auction technology through www.iCollector.com and the Company provides auction-related products and services for a fee (www.icollectorlive.com/services.aspx).

2.

 Point-of-Sale (POS) and Hardware Services - Through its subsidiary, Rapidfusion Technologies, Inc. (www.rapidfusion.com/technology), the Company sells, installs and supports Point-Of-Sale (POS) software that it has developed, along with developing, supporting and maintain auction websites.

3.

Liquidation Services – The Company sells merchandise through its liquidation stores, auctions and through the operations of its subsidiary, Unlimited Closeouts, Inc.   It also generates revenues through its inventory brokerage services, iTrustee.com (www.itrustee.com).

In 2003 the Company emerged with an impressive business model and laid a solid foundation on which to build an exciting technology company going forward.  In the process, it made significant progress towards accomplishing many of its objectives and milestones.

In the first quarter of 2004, the Company’s revenues exceeded all of the revenue earned during 2003.  In the second quarter of 2004, the Company posted revenue of $1,765,242, bringing the six-month year-to-date revenue for 2004 to $ 2,731,383.    It has increased its outlook on the performance of its live auction services and has managed to attract some of the world’s leading auction houses and service providers to partner with it in delivering its technology and services.  The Company has developed innovative technology, that it continuously refines, that enables auction houses to broadcast auctions on the Internet, and it has established an experienced management team and board of directors, all dedicated to building a significant global technology company.

The Company has also been successful in securing financing. In 2003, the Company raised $4 million in private offerings of securities that included large institutional investors.  It has no long term debt and over $5.5 million in cash and short-term investments.  Shareholder’s equity has increased to over $9 million and management is constantly looking for new ways to produce revenue streams that will benefit the Company in years to come.

Looking forward, management has set a number of aggressive goals for the coming months as it continues to build on its strengths in the auction and liquidation industry for future growth.  The Company intends on further expansion by partnering with or by acquiring companies that add breadth to its core competencies and enhance its business model.

With innovative technology, good management and the support of its shareholders, management looks forward to achieving its goals in the coming years.

About iCollector.com

iCollector.com is a wholly owned subsidiary of Ableauctions and is the independent connection to the world's auction houses.  It was the first company dedicated to trading antiques, fine art and premium collectibles on the Internet and today represents some of the world's leading auction houses.  Since January 2001, it has broadcast hundreds of live auctions in real-time on eBay Live Auctions, directly from the salesroom as the auction happens.  iCollector can help you find, buy or sell art, antiques and collectibles online.

About Ableauctions.com

Ableauctions.com is a high-tech auctioneer that conducts auctions live and simultaneously broadcasts them over the Internet.  With the experience of over 3,000 auctions, the Company has developed state-of-the-art technology to broadcast Internet auctions (www.ableauctions.com/technology) and currently provides technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com.

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our on-line auction business, our ability to implement our inventory procurement strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company's expectations and estimates.  The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.